Exhibit 99.1

RE/MAX HOLDINGS, INC. NAMES ERIK CARLSON CEO AND BOARD MEMBER

DENVER, Nov. 13, 2023 — RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and of Motto Mortgage, the first national mortgage brokerage franchise brand in the U.S., today announced that following a comprehensive search, the Company’s Board of Directors has appointed Erik Carlson as Chief Executive Officer and a member of the RE/MAX Holdings Board of Directors, effective today.

Mr. Carlson was most recently President and CEO of DISH Network Corporation (“DISH”), a Fortune 200 connectivity company, where he ran DISH’s two largest businesses, DISH TV and SLING TV. In that role, he oversaw the company’s day-to-day operations, managing over $15 billion in revenue, and was instrumental in successful acquisitions, including that of Boost Mobile. He also serves on the DISH Board. Mr. Carlson succeeds Stephen Joyce, RE/MAX Holdings CEO, who served on an interim basis. Mr. Joyce will remain on the Company’s Board of Directors.

RE/MAX Holdings Chairman of the Board and Co-Founder Dave Liniger said: “Erik is the ideal executive to take over as the new RE/MAX Holdings CEO, having excelled in various operational, customer-centric and sales roles at DISH. He is a strong, well-rounded leader with decades-long experience overseeing large businesses and managing high-performance teams in a disruptive industry, with a self-described ‘obsessive focus on the customer,’ all of which makes him uniquely qualified to lead RE/MAX Holdings through its next phase of growth.”

Mr. Liniger continued: “We thank Steve for his contributions as our CEO and we look forward to his continued involvement as a director on the RE/MAX Holdings Board.”

Mr. Carlson commented: “I am excited to start this next chapter in my career as CEO of RE/MAX Holdings, and I am honored to be part of the all-time global leader in its industry, a company whose entrepreneurial spirit I have long admired. Dave and Gail Liniger founded and have built an enduring real estate institution with great brands and highly productive networks that span the world. I look forward to joining the RE/MAX Holdings team and applying my operational expertise as well as my experience working with local businesses and serving local communities to further extend the Company’s success.”

During Mr. Carlson’s tenure as President and CEO, DISH won recognition for customer satisfaction for six consecutive years. He also was a key driver behind the DISH Cares initiative, DISH’s corporate citizenship effort focused on “Our People, Our Communities and Our Planet.” Prior to becoming President and CEO of DISH in 2017, Mr. Carlson held several other leadership roles at the company, including President and Chief Operating Officer, overseeing day-to-day operations and managing DISH’s In-Home services and customer service centers. Early in his career, he led DISH’s indirect sales operations. Mr. Carlson is a DISH veteran of more than two decades, having joined the company in 1995 after graduating from Bradley University. He is a Denver resident and a member of the Downtown Denver Partnership Board.

Notice of Issuance of Inducement Grants Under NYSE Rule 303A.08

The Company also announced awards of restricted stock units (“RSUs”) to Mr. Carlson in connection with his appointment as the Company’s Chief Executive Officer.

The awards to Mr. Carlson consist of 287,364 time-based RSUs and a target number of 290,323 performance-based RSUs. For the time-based RSUs, 93,815 are scheduled to vest on November 13, 2024, and the remaining 193,549 time-based RSUs are scheduled to vest in three equal installments on March 1, 2025, March 1, 2026, and March 1, 2027. The performance-based award vests based upon the price of RE/MAX Holdings, Inc. stock between the grant date and December 31, 2027, and the number of shares that may be earned will vary between 0% and 200% of the target number of performance-based RSUs.

The RSU awards were granted outside of the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan (the “Plan”) but will be governed as if they were issued under the Plan. Vesting of the RSUs is subject to the terms and conditions set forth in the applicable award agreements and the Plan. The RSU awards were approved by the Compensation Committee of the Board of Directors in reliance on the employment inducement exemption under NYSE Listed Company Manual Rule 303A.08, which requires public announcement of the award.

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About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 9,000 offices across more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 225 offices across more than 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the Company’s growth and success, the incoming CEO’s leadership of the Company, and Mr. Joyce’s continued service on the Board of Directors. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (7) the Company’s ability to implement its technology initiatives, and (8) risks related to the Company’s CEO transition, (9) fluctuations in foreign currency exchange rates, and (10) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Kimberly Golladay
303-796-3287	303-224-4258
aschulz@remax.com	kgolladay@remax.com